                                                                      Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                         Three Months Ended
                                                             January 31,
                                              --------------------------------------
                                                   2003                   2002
                                              --------------          --------------
Basic earnings per share
------------------------

Weighted average number of
  shares outstanding                              49,650,045              49,573,195
                                              ==============          ==============


Net income                                   $         6,967                   2,269
                                              ==============          ==============


Basic earnings per common share              $           .14                     .05
                                              ==============          ==============


Diluted earnings per share
--------------------------

Weighted average number of
  shares outstanding                              49,650,045              49,573,195
Shares applicable to
  stock options                                       94,423                 188,311
                                              --------------          --------------

                                                  49,744,468              49,761,506
                                              ==============          ==============

Net income                                   $         6,967                   2,269
                                              ==============          ==============


Diluted earnings per common share            $           .14                     .05
                                              ==============          ==============

                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)


                                                       Nine Months Ended
                                                           January 31,
                                              -------------------------------------
                                                   2003                   2002
                                              -------------          --------------
Basic earnings per share
------------------------

Weighted average number of
  shares outstanding                             49,639,534              49,530,929
                                              =============          ==============


Net income                                   $       32,603                  27,369
                                              =============          ==============


Basic earnings per common share              $          .66                     .55
                                              =============          ==============


Diluted earnings per share
--------------------------

Weighted average number of
  shares outstanding                             49,639,534              49,530,929
Shares applicable to
  stock options                                      91,968                 147,515
                                              -------------          --------------

                                                 49,731,502              49,678,444
                                              =============          ==============

Net income                                   $       32,603                  27,369
                                              =============          ==============


Diluted earnings per common share            $          .66                     .55
                                              =============          ==============